SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

Form 8-K/A
 (AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 30, 2004

REGAL-BELOIT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511

(Address of principal executive offices)

(608) 364-8800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 9.01          Financial Statements, Pro-Forma Financial Information and Exhibits

Since it was impracticable to provide the financial information required by Item 9.01 at the time the Current Report on Form 8-K was filed for this acquisition, such information is hereby being filed.

a)	Financial Statements of Business Acquired

The following Financial Statements of GE Commercial AC Motors are attached hereto and such Financial Statements are incorporated herein by reference.

Consolidated Financial Statements as of June 27, 2004 (Unaudited):

	1.	Consolidated Balance Sheets as of June 27, 2004 and June 29, 2003 (Unaudited).

	2.	Consolidated Statements of Operations for the Six Months Ended June 27, 2004 and June 29, 2003 (Unaudited).

	3.	Consolidated Statements of Cash Flows for the Six Months Ended June 27, 2004 and June 29, 2003 (Unaudited).

	4.	Notes to Consolidated Financial Statements for the Six months Ended June 27, 2004 and June 29, 2003 (Unaudited).

Consolidated Financial Statements as of December 31, 2003 and 2002 Together with Independent Auditors’ Report:

	5.	Independent Auditors’ Report.

	6.	Consolidated Balance Sheets as of December 31, 2003 and 2002.

	7.	Consolidated Statements of Operations for the Years Ended December 31, 2003 and 2002.

	8.	Consolidated Statements of Cash Flows for the Years Ended December 31, 2003 and 2002.

	9.	Notes to Consolidated Financial Statements for the Years Ended December 31, 2003 and 2002.

	10.	Consent of Independent Auditors.

b.	Pro-forma Financial Information

The following Pro-forma Financial Information is provided on the Schedules attached hereto:

Schedule I	REGAL-BELOIT Corporation and GE Commercial AC Motors Pro-forma Combined Condensed Balance Sheets (Unaudited) as of June 29, 2004, with related Notes.

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	Schedule II	REGAL-BELOIT Corporation and GE Commercial AC Motors Pro-forma Combined Statements of Income (Unaudited) for the year ended December 31, 2003, with related Notes.

	Schedule III	REGAL-BELOIT Corporation and GE Commercial AC Motors Pro-forma Combined Statements of Income (Unaudited) for the six months ended June 29, 2004, with related Notes.

c)	Exhibits – None

All required exhibits were filed with Form 8-K dated September 3, 2004.

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CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995:  With the exception of historical facts, the statements contained in this Form 8 K/A may be forward looking statements. Actual results may differ materially from those contemplated.  Forward looking statements involve risks and uncertainties, including but not limited to, the following risks:  1) cyclical downturns affecting the markets for capital goods, 2) substantial increases in interest rates that impact the cost of our outstanding debt, 3) our success  in increasing sales and maintaining or improving the operating margins of our businesses, 4) the availability of or material increases in the costs of select raw materials or parts, 5) actions taken by competitors, and 6) our ability to satisfy various covenant requirements under our credit facility.   Investors are directed to other documents, such as our Annual Report on Form 10-K and Form 10-Q’s filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By:	/s/ DAVID A. BARTA

David A. Barta
Vice President, Chief Financial Officer

Dated:  October 12, 2004

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GE COMMERCIAL AC MOTORS

Consolidated Financial Statements

June 27, 2004 and June 29, 2003

GE COMMERCIAL AC MOTORS
Consolidated Balance Sheets
For Six Months Ended June 27, 2004 and June 29, 2003
Unaudited
(In thousands of dollars)

	2004	2003

Assets
Current assets:
Cash	$—	$357
Receivables	22,400	21,968
Inventories	17,800	18,221
Prepaid expenses and other assets	200	42

Total current assets	40,400	40,588

Property, plant, and equipment, net	16,000	18,303
Goodwill	1,960	1,960
Other non-current assets	300	300

Total assets	$58,660	$61,152

Liabilities and Stockholder’s Equity
Current liabilities:
Trade payables	$9,700	$9,820
Personnel related liabilities	2,426	1,744
Accrued expenses and other liabilities	1,977	895

Total current liabilities	14,103	12,459

All other liabilities	897	877

Total liabilities	15,000	13,336
Minority interest	29	—

Stockholder’s equity:
Due to General Electric Company and affiliates	43,631	47,816

Total stockholder’s equity	43,631	47,816

Total liabilities and stockholder’s equity	$58,660	$61,152

See accompanying notes to consolidated financial statements

GE COMMERCIAL AC MOTORS
Consolidated Statements of Operations
For Six Months Ended June 27, 2004 and June 29, 2003
Unaudited
(In thousands of dollars)

	2004	2003

Net sales	$72,322	$69,018
Cost of goods sold	59,339	56,114

Gross profit	12,983	12,904

Operating expenses:
General and administrative, sales and marketing	11,414	11,423

Operating profit	1,569	1,481

Interest income	(71)	(72)

Income before income tax/minority interest	1,640	1,553

Income tax	328	196
Minority interest	495	400

Net income	$817	$957

See accompanying notes to consolidated financial statements

GE COMMERCIAL AC MOTORS
Consolidated Statements of Cash Flows
For Six Months Ended June 27, 2004 and June 29, 2003
Unaudited
(In thousands of dollars)

	2004	2003

Cash flows from operating activities
Net income	$817	$957
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization of property, plant and equipment	1,918	2,211
Amortization of other non-current assets	32	32
Increase in trade and other receivables	(5,840)	(2,985)
(Increase) decrease in inventories	(1,995)	439
Increase in trade payables	3,154	2,308
Increase (decrease) in personel related, accrued expenses and other liabilities	761	(3,132)
All other operating flows	(488)	(320)

Cash used in operating activities	(1,641)	(490)

Cash flows from investing activities:
Purchases of property and equipment	(520)	(694)

Cash used for investing activities	(520)	(694)

Cash flows from financing activities:
Net transfers from General Electric Company and its affiliates	1,735	1,289

Cash provided by financing activities	1,735	1,289

(Decrease) increase in cash	(426)	105

Cash - beginning of year	426	252

Cash - end of period	$—	$357

See accompanying notes to consolidated financial statements

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
June 27, 2004
(Unaudited)

1.     BASIS OF PRESENTATION

The consolidated financial statements include the accounts of GE Commercial AC Motors and its affilitates and have been prepared without audit.  All adjustments which are believed to be necessary for a fair statement of the results for the interim periods presented have been reflected and are of a normal recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted.

2.     RELATED PARTY TRANSACTIONS

GE and its subsidiaries provide a variety of services to CAC.  Such services are charged to CAC as utilized by CAC.  Billings for these services amounted to $8,594 for each of the six-month interim periods ending in June 2004 and 2003.

3.     INCOME TAXES

The effective income tax rate for the period ending June 29, 2003 was 12.6%.  For the period ending June 27, 2004, the effective income tax rate was estimated at 20.0%.  The rate is estimated substantially below the 35% US statutory rate primarily due to the impact of state taxes and non-taxable income from consolidated joint ventures.

GE COMMERCIAL AC MOTORS

Consolidated Financial Statements

December 31, 2003 and 2002

(With Independent Auditors’ Report Thereon)

GE COMMERCIAL AC MOTORS

Consolidated Financial Statements

December 31, 2003 and 2002

(In thousands of dollars)

KPMG LLP
One Financial Plaza
Hartford, CT 06103-4103

Independent Auditors’ Report

The Board of Directors and Stockholder

GE Commercial AC Motors:

We have audited the accompanying consolidated balance sheets of GE Commercial AC Motors as of December 31, 2003 and 2002, and the related consolidated statements of operations and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE Commercial AC Motors as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

July 9, 2004

GE COMMERCIAL AC MOTORS
Consolidated Balance Sheets
December 31, 2003 and 2002
(In thousands of dollars)

	2003	2002

Assets
Current assets:
Cash	$426	252
Receivables:
Trade (note 1[e])	15,188	17,375
Other	1,372	1,608
Inventories (note 3)	15,805	18,660
Prepaid expenses and other assets	15	116

Total current assets	32,806	38,011

Property, plant, and equipment, net (note 4)	17,398	19,820
Goodwill, net (note 1[h])	1,960	1,960
Other non-current assets	360	424

Total assets	$52,524	60,215

Liabilities and Stockholder’s Equity
Current liabilities:
Trade payables (note 2)	$6,546	7,512
Personnel related liabilities	1,717	1,848
Accrued expenses and other liabilities (note 5)	2,005	3,844

Total current liabilities	10,268	13,204
All other liabilities	817	956

Total liabilities	11,085	14,160

Minority interest	360	485

Stockholder’s equity:
Due to General Electric Company and affiliates	41,079	45,570

Total stockholder’s equity	41,079	45,570
Commitments and contingencies (note 8)	—	—

Total liabilities and stockholder’s equity	$52,524	60,215

See accompanying notes to consolidated financial statements.

GE COMMERCIAL AC MOTORS
Consolidated Statements of Operations
Years ended December 31, 2003 and 2002
(In thousands of dollars)

	2003	2002

Net sales	$144,904	141,442
Cost of goods sold	119,934	119,389

Gross profit	24,970	22,053

Operating expenses:
Sales and marketing	1,084	652
General and administrative	19,809	19,629

Operating profit	4,077	1,772

Interest income (note 2)	(143)	(276)

Income before income tax/minority interest	4,220	2,048

Income tax	532	(365)
Minority interest	1,019	1,196

Net income	$2,669	1,217

See accompanying notes to consolidated financial statements.

GE COMMERCIAL AC MOTORS
Consolidated Statements of Cash Flows
Years ended December 31, 2003 and 2002
(In thousands of dollars)

	2003	2002

Cash flows from operating activities:
Net income	$2,669	1,217
Adjustments to reconcile net income to cash provided from operating activities
Depreciation and amortization of property, plant and equipment	4,101	4,399
Amortization of other non-current assets	64	64
Decrease in trade receivables	2,187	618
Decrease in inventories	2,855	6,312
Decrease in trade payables	(966)	(3,703)
Decrease in other receivables	236	449
Decrease in accrued expenses and other liabilities	(1,839)	(597)
All other operating flows	(294)	629

Cash provided from operating activities	9,013	9,388

Cash flows from investing activities:
Purchases of property and equipment	(1,679)	(1,911)

Cash used for investing activities	(1,679)	(1,911)

Cash flows from financing activities:
Net transfers to General Electric Company and its affiliates	(7,160)	(7,880)

Cash used for financing activities	(7,160)	(7,880)

Increase (decrease) in cash	174	(403)
Cash - beginning of year	252	655

Cash - end of year	$426	252

See accompanying notes to consolidated financial statements.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

1)	Summary of Significant Accounting Policies and Practices

	(a)	Description of Business

GE Commercial AC Motors (the Company) is a product line of the GE Motors and Controls business of the General Electric Company (GE).  The Company manufactures AC electric motors that are used in commercial, residential and light industrial environments, primarily for air compressor, water and effluent pumps, air moving fans and ventilation products, power transmission products, material handling and machine tools.  The Company operates one plant in the United States (Indiana) and one in Mexico. In addition, the Company has product sales sourced from Canada and China.  Most of the Company’s customers are located in the U.S. and operate in the pump, fan and air compressor industries. The Company’s raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

	(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its affiliates. All significant intercompany balances and transactions, including profit and loss as a result of those transactions, have been eliminated in consolidation.

	(c)	Foreign Currency

Assets and liabilities of foreign operations have been translated into United States dollars at the applicable rates of exchange in effect at the end of the period and any resulting translation gains and losses are included as a component of Due to General Electric Company and affiliates. Revenues and expenses have been translated at the applicable weighted average rates of exchanges in effect during the period. Aggregate gains on foreign currency transactions for the years ended December 31, 2003 and 2002 were $280 and $165, respectively.  These amounts are included in the consolidated statements of operations.

	(d)	Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Net sales to one nonrelated customer in 2003 and 2002 represented approximately 18.9% and 23.0% of net sales, respectively.  Receivables from this customer in 2003 and 2002 represented approximately 8.3% and 10.4% of trade receivables, respectively.  In addition, there was one other nonrelated customer in 2003 representing approximately 12.7% of trade receivables as of December 31, 2003.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

(e)

Trade Receivables

Trade receivables are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing trade receivables. The Company determines the allowance based on the customers’ financial status and historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The allowance for doubtful accounts at December 31, 2003 and 2002 was $43 and $76, respectively.

The Company’s trade receivables are subject to GE’s securitization agreement. Under the terms of the agreement, GE has the ability to sell certain receivables on an ongoing basis, continues to service the receivables, and is subject to certain recourse provisions. The sale of the receivables is accounted for under Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. As of December 31, 2003 and 2002, GE recorded adjustments to reduce trade receivables by $4,583 and $5,096, respectively, for receivables sold through the agreement. GE participates in a similar program with GE Capital Services (GECS) with sales of $723 and $401 as of December 31, 2003 and 2002, respectively. GE or GECS does not charge the Company for any expenses related to the securitization agreements and the effect of these sales has not been reflected in the consolidated financial statements.  Effective 2004, the Company terminated the securitization agreements related to the Commercial AC Motors receivables.

(f)	Inventories

Inventories are stated at the lower of cost or net realizable values. Cost for U.S. inventories is determined on a last-in, first-out method (LIFO) basis. Cost for non-U.S. inventories is determined on a first-in, first-out (FIFO) basis.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated on accelerated methods using the estimated useful lives of the assets over lives of eight to forty years for buildings, structures and improvements, four to twenty years for machinery and equipment, and five years for software. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or estimated useful life of the asset.  Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for replacement or betterment are capitalized and depreciated over their estimated useful lives.

(h)	Goodwill and Other Intangible Assets

The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

The Company has other intangible assets of $360 and $424 included in other non-current assets as of December 31, 2003 and 2002, respectively.  This asset represents a sourcing agreement, which is being amortized over its estimated useful life of 10 years. Amortization expense for amortizing these intangible assets was $64 for each of the years ended December 31, 2003 and 2002, respectively.  Estimated amortization expense for each of the next five years is $64, respectively.

(i)	Income Taxes

The results of the Company’s operations are included in GE’s consolidated U.S. federal and certain state and local income tax returns.  The Company also files non U.S. income tax returns for certain of its operations.  GE allocates income tax benefits and charges to the Company as if the Company were filing its tax return on a stand alone basis, using the asset and liability method.  The tax benefits and charges from non U.S. operations and those allocated to the Company by GE are for the account and responsibility of GE. Deferred tax assets and liabilities have been reclassified as a component of Due to General Electric Company and affiliates.

(j)	Pension and Other Postretirement Plans

The employees and retirees of the Company and its affiliates participate in employee benefit plans maintained by GE and its affiliates. These benefit plans are discussed below. Other plans are not significant individually or in the aggregate.

Pension Benefits – The principal pension plan benefits are provided under the GE Pension Plan, a defined benefit plan, which provides benefits to certain employees of the Company based on the greater of a formula recognizing career earnings or a formula recognizing length of service and final average earnings. Eligible employees also may participate in the GE Savings and Security Program, a defined contribution plan. Under this plan, eligible employees may invest a portion of their earnings (up to 17%, with GE matching up to 3.5% of the employees’ earnings) in various program funds.

Health and Life Benefits – The principal retiree health and life plan benefits are covered under the GE Life, Disability and Medical Plan, a health and welfare plan, which provides benefits to pay medical expenses, dental expenses, flexible spending accounts for otherwise unreimbursed expenses, short-term disability benefits, and life and accidental death and dismemberment insurance benefits. Retirees share in the cost of healthcare benefits.

The cost of employee benefits described above, which have been billed by GE to the Company, based upon a percentage of compensation, was $26 and $15 for the years ended December 31, 2003 and 2002, respectively.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

(k)	Stock Option Plan

Certain employees of the Company participate in GE stock option plans. The options related to these employees and any resulting liability or cost is the responsibility of GE.

(l)	Derivative Instruments and Hedging Activities

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133. SFAS Nos. 133 and 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values and changes in the fair value are recognized immediately in income, unless the derivatives qualify as hedges of cash flows. During the years ended December 31, 2003 and 2002, the Company did not hold any significant derivative instruments. GE holds certain derivative instruments on behalf of the Company. These instruments are not recorded on the balance sheet of the Company, however the realized gains or losses are assessed to the Company and have been included in the consolidated statements of operations.

(m)	Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash, accounts receivables and accounts payable. Their carrying amounts approximate fair value.

(n)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

(o)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not have an effect on the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

	(p)	Recently Adopted Accounting Standards

In December 2003, FASB Statement No. 132 (revised), Employers’ Disclosures about Pensions and Other Postretirement Benefits, was issued. Statement 132 (revised) prescribes employers’ disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003.

(2)	Related Party Transactions

Trade payables as of December 31, 2003 and 2002 resulting from activity with GE were $5,819 and $383, respectively. Included in these balances were amounts due to GECS related to the Company’s participation in a program to manage its vendor remittance process. The program allows the Company’s vendors to receive payment from GECS before the invoice due date in exchange for a discount, while the Company makes payment to GECS on the original due date of the invoice. Program amounts included in the December trade payable balance were $5,503 for 2003.  Trade receivables as of December 31, 2003 and 2002 resulting from activity with GE were $0 and $2,166, respectively.

Due to GE and affiliates principally represents the Company’s cumulative earnings, translation effects and cash distributions from operations to GE in excess of amounts charged by GE to the Company for services, employee related benefits and other items and is reflected as a component of stockholder’s equity.

Several of the Company’s non-U.S. entities participate in a pooled treasury operation with GE. As part of this pooled activity, the Company earns interest on balances on deposit with GE and pays interest when local operations borrow money from the pool. The net interest earned is reflected in the consolidated statements of operations.

GE and its subsidiaries provide a variety of services to the Company. Certain services, such as administering employee benefit plans and paying related claims, provision of voice and data networking, outsourcing of certain functions, environmental remediation, and other corporate services and headquarters’ overhead, are charged to the Company as utilized by the Company. Billings for these services amounted to $17,188 for each of the years ended December 31, 2003 and 2002, respectively, and were determined on a net cost of operations basis. Management of the Company believes that costs to provide these services on a stand-alone basis would be approximately $10,452 (unaudited) on an annual basis.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

(3)	Inventories, net

Inventories, net as of December 31 include the following:

	2003	2002

Raw materials and work in process	$7,581	8,387
Finished goods	13,710	16,704
Consigned inventory	513	1,010

	21,804	26,101
Less revaluation to LIFO	(5,999)	(7,441)

	$15,805	18,660

LIFO revaluations are split among three pools. Adjustments to LIFO revaluations were primarily the result of cost changes.

(4)	Property, Plant, and Equipment

Property, plant, and equipment consist of the following as of December 31:

	2003	2002

Land and improvements	$1,697	1,697
Buildings, structures, and related equipment	13,596	14,701
Machinery and equipment	50,901	47,022
Computer Software	17	17
Leasehold improvements	252	252
Construction-in-process	377	1,236

	66,840	64,925
Less accumulated depreciation and amortization	(49,442)	(45,105)

	$17,398	19,820

Total depreciation expense for the years ended December 31, 2003 and 2002 was $4,101, and $4,399, respectively.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

(5)	Accrued Expenses and Other Liabilities

The following represents a summary of accrued expenses and other liabilities at December 31:

	2003	2002

Utilities and lagging expenses	$277	1,096
Contractual rebates due customers	1,062	2,570
Other	666	178

	$2,005	3,844

(6)	Income Taxes

Reconciliation of the effective rate of the provision for income taxes to the statutory rate is as follows:

	2003	2002

Statutory U.S. federal income tax rate	35.0%	35.0%
Increase (reduction) in rate resulting from:
State and local income taxes, net of Federal income tax benefit	(10.9)%	(24.7)%
Tax differential on foreign earnings	(0.4)%	(1.3)%
Non-taxable income from consolidated joint ventures	(8.5)%	(20.5)%
Export tax benefit	(2.6)%	(6.3)%

	12.6%	(17.8)%

(7)	Leases

The Company is a lessee under several noncancelable operating leases, primarily for buildings and equipment. These leases generally contain renewal options for periods ranging from one to five years and require the Company to pay all executory costs such as maintenance and insurance. The Company is also a lessee under various cancelable operating lease arrangements for automobiles and computer and office equipment. Rent expense for all leases during 2003 and 2002 was $516, and $845, respectively.

GE COMMERCIAL AC MOTORS
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
(In thousands of dollars)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2003 are:

	External	Related Party	Total

Year ending December 31:
2004	$126	213	339
2005	93	217	310
2006	15	217	232
2007	—	217	217
2008	—	217	217

Total minimum lease payments	$234	1,081	1,315

(8)	Commitments and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(9)	Segment Reporting

The Company operates in one business segment, and substantially all Net Sales and Net Property and Equipment are within North America.

KPMG LLP
One Financial Plaza
Hartford, CT 06103-4103

Independent Auditor’s Consent

The Board of Directors
Regal-Beloit Corporation

We consent to the incorporation by reference in Registration Statement Nos. 33-25480, 33-25233, 33-82076, 333-48789, 333-48795, 333-48815, 333-84779, 333-108092, and 333-110061 on Forms S-8 and in Registration Statement No. 333-116706 on Form S-3 of Regal-Beloit Corporation of our report dated July 9, 2004, with respect to the consolidated balance sheets of GE Commercial AC Motors as of December 31, 2003 and 2002, and the related consolidated statements of operations and cash flows for the years then ended, which report appears in this Form 8-K/A of Regal-Beloit Corporation dated October 12, 2004.

Hartford Connecticut
October 11, 2004

Schedule I

REGAL-BELOIT CORPORATION AND GE COMMERCIAL AC MOTORS
Pro-Forma Combined Condensed Balance Sheets as of June 29, 2004
Unaudited ($000)

The following unaudited pro-forma combined balance sheets give effect to the cash purchase by REGAL-BELOIT Corporation for $72.5 million of selected assets of General Electric Company, such assets collectively known as GE Commercial AC Motors (“CAC”), which purchase took place on August 30, 2004.  This pro-forma presentation is as of the most recent public filing date of REGAL-BELOIT Corporation, June 29, 2004.  The presentation combines the unaudited REGAL-BELOIT June 29, 2004 balance sheet and the unaudited CAC June 27, 2004 balance sheet and reflects that the business combination was accounted for as a purchase.  These balance sheets should be read in conjunction with the pro-forma combined statements of income and notes thereto included elsewhere herein.  Pro-forma data is presented for comparative  purposes only and is not necessarily indicative of what the combined financial condition will be in the future, or as of the dates for which this pro-forma is presented.  The Adjustments reflect preliminary estimates which will be updated at later dates.

	Historical		Pro-Forma

	REGAL-BELOIT Corporation	GE Commercial AC Motors	Adjustments Add (Deduct)		Combined

Assets
Current Assets:
Cash and Cash Equivalents	$14,259	0			$14,259
Net Accounts Receivable	99,346	22,400			121,746
Inventories	138,329	17,800	7,500	(1)	163,629
Other Current Assets	20,165	200			20,365

Total Current Assets	272,099	40,400	7,500		319,999
Net Property, Plant and Equipment	158,653	16,000	2,000	(2)	176,653
Goodwill & Purchased Intangibles	311,216	1,960	25,591	(3)	338,767
Other Noncurrent Assets	22,229	300			22,529

Total Assets	$764,197	58,660	35,091		$857,948

Liabilities and Shareholders’ Investment
Current Liabilities:
Accounts Payable	$41,696	9,500			$51,196
Income Taxes Payable	8,918	200			9,118
Accrued Compensation and Benefits	22,481	2,426			24,907
Other Current Liabilities	18,467	1,911	6,222	(4)	26,666

Total Current Liabilities	91,562	14,103	6,222		111,887
Long-term Debt	214,509	0	72,500	(5)	287,009
Deferred Income Taxes	46,187	0			46,187
Other Noncurrent Liabilities	11,496	897			12,393
Minority Interest in Consolidated Subsidiaries	5,742	29			5,771
Shareholders’ Investment	394,701	43,631	(43,631	)(6)	394,701

Total Liabilities and Shareholders’ Investment	$764,197	58,660	35,091		$857,948

Notes to Pro-Forma Combined Condensed Balance Sheets

(1)	Elimination of CAC LIFO reserve ($6,500); Estimated write-up of inventory to fair market value.

(2)	Estimated write-up of property, plant and equipment to fair market value.

(3)

Goodwill represents the difference in purchase price of CAC and the net asset value acquired, after purchase accounting adjustments. Includes values that may be classified as intangible assets after identification and appraisal of intangibles is made.

(4)

Estimated liabilities to be established under purchase accounting rules of generally accepted accounting principles (GAAP), primarily relating to plant rationalization costs, inventory reserves, and employee benefit costs.

(5)	Funds borrowed to pay the cash purchase price of CAC.

(6)	To eliminate the GE’s intercompany equity in CAC.

Schedule II

REGAL-BELOIT CORPORATION AND GE COMMERCIAL AC MOTORS
Pro-Forma Combined Statements of Income for the Year Ended December 31, 2003
Unaudited ($000)

The following unaudited pro-forma combined statements of income were prepared as if the acquisition of the Commercial AC Motor business of General Electric Company (“CAC”) was effective as of January 1, 2003.  The pro-forma statements of income include the historical results of CAC giving effect to such acquisition under the purchase method of accounting. The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future.  (See notes below.)  These pro-forma statements should be read in conjunction with the historical statements of REGAL- BELOIT and CAC.

	Year Ended December 31, 2003

	Historical		Pro-Forma

	REGAL-BELOIT Corporation	GE Commercial AC Motors	Adjustments Add (Deduct)		Combined

Net Sales	$619,098	144,904			$764,002
Cost of Sales	472,343	119,934	(4,868	)(1)	587,409

Gross Profit	146,755	24,970	4,868		176,593
Operating Expenses	99,529	20,893			120,422

Income from Operations	47,226	4,077	4,868		56,171
Interest Expense	6,462	—	2,100	(2)	8,562
Interest Income	79	143	(143	)(3)	79

Income Before Taxes and Minority Interests	40,843	4,220	2,625		47,688
Provision for Income Taxes	14,792	532	1,932	(4)	17,256

Income Before Minority Interests	26,051	3,688	693		30,432
Minority Interests in Income, Net of Tax	845	1,019			1,864

Net Income	$25,206	2,669	693		$28,568

Net Income Per Share	$1.00				$1.13

Average Shares Outstanding - Diluted	25,246,088				25,246,088

Notes to Pro-Forma Combined Statements of Income

The above pro-forma statements do not reflect the synergies (examples: cost reduction or improvement opportunities, additional sales opportunities) or any non-recurring charges projected by management in the future as a result of the CAC acquisition.  (This is a forward looking statement.  Please see the Cautionary Statement on page 3 of this 8-K/A filing.)

(1)	Primarily relates to the elimination of GE intercompany charges for services provided to CAC that are not expected to be replaced post-acqusition.
(2)	To reflect interest expense on the loans made to finance the CAC acquisition. An interest rate of 3% was utilized to approximate the rate in 2003.
(3)	To eliminate GE intercompany interest income.
(4)	To reflect REGAL-BELOIT’s full 36% effective tax rate on CAC income before taxes and minority interests; to reflect tax effect of Adjustments.

Schedule III

REGAL-BELOIT CORPORATION AND GE COMMERCIAL AC MOTORS
Pro-Forma Combined Statements of Income for the Six Months Ended June 29, 2004
Unaudited ($000)

The following unaudited pro-forma combined statements of income were prepared as if the acquisition of the Commercial AC Motor business of General Electric Company (“CAC”) was effective as of January 1, 2003.  The pro-forma statements of income include the historical results of CAC giving effect to such acquisition under the purchase method of accounting.  The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future.  (See notes below.) These pro-forma statements should be read in conjunction with the historical statements of REGAL- BELOIT and CAC.

	Six Months Ended June 29, 2004

	Historical		Pro-Forma

	REGAL-BELOIT Corporation	GE Commercial AC Motors	Adjustments Add (Deduct)		Combined

Net Sales	$340,736	72,322			$413,058
Cost of Sales	261,708	59,339	(2,484	)(1)	318,563

Gross Profit	79,028	12,983	2,484		94,495
Operating Expenses	52,322	11,414			63,736

Income from Operations	26,706	1,569	2,484		30,759
Interest Expense	2,836	0	1,050	(2)	3,886
Interest Income	32	71	(71	)(3	32

Income Before Taxes and Minority Interests	23,902	1,640	1,363		26,905
Provision for Income Taxes	8,594	328	753	(4)	9,675

Income Before Minority Interests	15,308	1,312	610		17,230
Minority Interests in Income, Net of Tax	819	495			1,314

Net Income	$14,489	817	610		$15,916

Net Income Per Share	$0.58				$0.64

Average Shares Outstanding - Diluted	24,977,674				24,977,674

Notes to Pro-Forma Combined Statements of Income

The above pro-forma statements do not reflect the synergies (examples: cost reduction or improvement opportunities, additional sales opportunities) or any non-recurring charges projected by management in the future as a result of the CAC acquisition.  (This is a forward looking statement.  Please see the Cautionary Statement on page 3 of this 8-K/A filing.)

(1)	Primarily relates to the elimination of GE intercompany charges for services provided to CAC that are not expected to be replaced post-acqusition.
(2)	To reflect interest expense on the loans made to finance the CAC acquisition. An interest rate of 3% was utilized to approximate the rate in 2004.
(3)	To eliminate GE intercompany interest income.
(4)	To reflect REGAL-BELOIT’s full 36% effective tax rate on CAC income before taxes and minority interests; to reflect tax effect of Adjustments.